Exhibit 32.1

                Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of Web Press Corporation (the "Company") on Form 10-QSB for the period ended September 30, 2003, as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Gary B. Palmer, Chairman of the Board of Directors and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.


Date:  November 6, 2003                     /s/ Gary B. Palmer
                                            -----------------------------------
                                            Gary B. Palmer
                                            Chairman and Chief Executive Officer
                                            (Chief Executive Officer)